UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 6, 2015

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On May 6, 2015, Envestnet, Inc. (“Envestnet”) announced  that it has entered into a membership interest purchase agreement (the “Agreement”), dated May 6, 2015, with Oleg Tishkevich (“Seller”) pursuant to which Envestnet has purchased (the “Acquisition”) all of the issued and outstanding membership interests of Oltis Software LLC (d/b/a Finance Logix), an Arizona limited liability company (“Finance Logix”).  Finance Logix® provides financial planning and wealth management software solutions to banks, broker-dealers, and registered investment advisors (“RIA”).

Under the terms of the Agreement, Envestnet paid up-front consideration consisting of $24 million in cash, 123,410 shares of Envestnet common stock and options to acquire 123,410 shares of Envestnet common stock at $52.67 per share, expiring on May 6, 2025.   Envestnet has also agreed to pay an earn-out (in a mix of cash, stock and options) over a three year period after the signing and closing of the Acquisition, subject to Finance Logix meeting certain financial targets and other customary conditions.

The Agreement contains customary representations and warranties which will generally survive for eighteen months from the signing and closing of the Acquisition. Pursuant to the Agreement, following the signing and closing of the Acquisition, Envestnet is entitled to indemnification for, among other things, breaches of representations and warranties subject to a deductible and an aggregate cap.

The Agreement also contains customary covenants and agreements, including, among other things, non-competition and non-solicitation covenants given by the Seller.   In connection with the Agreement, the Seller entered into a new employment agreement with Envestnet.

The foregoing summary of the Agreement and the Acquisition does not purport to be a complete description and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which will be filed as an exhibit to Envestnet’s Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2015.

Item 8.01.                                        Other Events.

On May 6, 2015, Envestnet issued a press release announcing the entering into of, and simultaneous closing under, the Agreement referred to in Item 1.01 above.  A copy of the press release is attached as Exhibit 99.4 hereto.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

99.4                                                                          Press release, dated May 6, 2015, regarding the acquisition of Finance Logix.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
		Name:	Peter D’Arrigo
		Title:	Chief Financial Officer

Date: May 6, 2015

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EXHIBIT INDEX

Exhibit No.	Description
99.4	Press release, dated May 6, 2015, regarding the acquisition of Finance Logix.

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